UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2012
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2012, the Board of Directors (the “Board”) of Ames National Corporation (the “Company”) approved changes to the amount of total salary to be designated as "deferred salary" under the Company’s Management Incentive Compensation Plan (the “MIC Plan”) covering certain key officers of the Company, including the Named Executive Officers as identified in the Company’s proxy statement.  Under the terms of the MIC Plan, the total salary of a participating officer is divided between "base salary", payment of which is not contingent upon the financial performance of the Company's subsidiary banks (the "Banks"), and "deferred salary", payment of which is contingent upon the financial performance of the Banks.  Payment of deferred salary is determined on a semi-annual basis and a participating officer is eligible to receive payment of some or all of the officer's deferred salary based upon a formula established by the MIC Plan that compares actual Bank performance for the two previous calendar quarters against a performance target.

The amount of total salary to be designated as "deferred salary" is determined according to a formula based upon the average assets of the Banks (as calculated for the two quarters ended September 30 of the year prior to the year for which compensation is being determined).  As revised, the formula provides that "deferred salary" will be an amount equal to $100 for each $1 million of average assets of the Bank multiplied by the allocation percentage assigned to the officer.  Previously, the formula specified that "deferred salary" was an amount equal to $250 for each $1 million of average assets of the Bank multiplied by the allocation percentage to the officer.  The effect of this change is to allocate a greater amount of total salary into the "base salary" category and away from the "deferred salary" category for which payment is at risk.  The Board believed this change was appropriate due to the growth in average assets at the Bank level since the MIC Plan’s inception in 2001, which has resulted in the amount of deferred salary as a percentage of total compensation becoming higher than the total incentive compensation at risk for officers of comparable peer banks in the State of Iowa.  This lower amount of compensation at risk will ensure a more competitive compensation package to retain and attract competent senior management at the Company.

Item 8.01	Other Events

On November 14, 2012, the Company announced a stock repurchase program commencing immediately.  A copy of the press release dated November 14, 2012, is attached as Exhibit 99.1.

On November 14, 2012, the Company announced the declaration of a cash dividend.  A copy of the press release dated November 14, 2012 is attached as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(d)	The following exhibit is furnished as part of this Report.

Exhibit No.	Description

99.1	News Release dated November 14, 2012

99.2	Management Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: November 15, 2012	By: /s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)